EXHIBIT 23
                                                                      ----------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in the Chattem, Inc. Registration Statements on Form S-8 (Nos. 33-35386, 33-78524, 33-78522, 333-104888,
333-39558, 333-79809, 33-55640 and 33-61267), Form S-3 (No. 333-69397) and Form
S-4 (No. 333-113808) of our reports dated January 31, 2005, with respect to the consolidated financial statements of Chattem, Inc. and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, included in the Annual Report (Form 10-K) of Chattem, Inc. for the year ended November 30, 2004.

Our audits also included financial statement Schedule II of Chattem, Inc. listed in Item 15. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.





                                                         /s/ ERNST & YOUNG LLP

Chattanooga, Tennessee
February 7, 2005